Exhibit 10.17
EXECUTION
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is entered into as of December 17, 2009, among QUEST MIDSTREAM PARTNERS, L.P., a Delaware master limited partnership (the “MLP”), and BLUESTEM PIPELINE, LLC, a Delaware limited liability company (“Bluestem,” Bluestem and the MLP collectively the “Borrowers” and individually a “Borrower”), QUEST KANSAS GENERAL PARTNER, L.L.C., a Delaware limited liability company (“Quest Kansas GP”), QUEST KANSAS PIPELINE, L.L.C., a Delaware limited liability company (“Quest Kansas”), QUEST PIPELINE (KPC), a Kansas general partnership (“KPC,” KPC, Quest Kansas GP and Quest Kansas collectively the “Guarantors” and individually a “Guarantor”), ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively) and the undersigned Lenders comprising all Lenders.
     Reference is made to the Amended and Restated Credit Agreement dated as of November 1, 2007 among Borrowers, the Administrative Agent, the Collateral Agent and the Lenders parties thereto, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of November 1, 2007 and a Second Amendment to Amended and Restated Credit Agreement dated as of October 28, 2008 (as amended, the “Credit Agreement”). Unless otherwise defined in this Third Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Third Amendment.
RECITALS
     A. The Borrowers, Guarantors, Administrative Agent and Lenders desire to enter into this Third Amendment.
     Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:
     Paragraph 1. Amendments. Effective as of the Third Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:
     1.1 Introductory Paragraph. The introductory paragraph of the Credit Agreement is amended to read in its entirety as follows:
     “THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of November 1, 2007, among QUEST MIDSTREAM PARTNERS, L.P., a Delaware master limited partnership, which after the Recombination will be a Delaware limited liability company known as PostRock Midstream, LLC (the “MLP”), BLUESTEM PIPELINE, LLC, a Delaware limited liability company (“Bluestem” the MLP and Bluestem collectively, the “Borrowers” and individually, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, “Lender”), and ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent.”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     1.2 Preliminary Statements. A new Preliminary Statement (4) is added to the Credit Agreement read in its entirety as follows:
     “(4) Effective as of the Third Amendment Effective Date, the Aggregate Revolving Commitment shall be permanently reduced to $1,000,000 which may only be used to issue Letters of Credit.”
     1.3 Definitions. Section 1.01 of the Credit Agreement is amended as follows:
     (a) The following definitions are amended in their entirety to read as follows:
     “Adjusted Consolidated EBITDA means, for the period of determination, the sum of (i) Consolidated EBITDA plus (ii) Material Project Consolidated EBITDA Adjustments.”
     “Aggregate Revolving Commitment means collectively the Revolving Commitments of all the Lenders and as of the Restatement Date is $135,000,000 and as of the Third Amendment Effective Date will be permanently reduced to $1,000,000 which may only be used to issue Letters of Credit.”
     “Agreement means this Amended and Restated Credit Agreement as amended by the First Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Credit Agreement and Third Amendment to Amended and Restated Credit Agreement.”
     “Change of Control means(i) prior to the Recombination (a) Quest Parent shall fail to own, directly or indirectly, or fail to have voting control over, at least 51% of the equity interest of the General Partner, (b) any Person, entity or group (other than a Quest Party) acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 51% or more of the equity interests in the MLP, (c) the MLP shall fail to own, directly or indirectly, 100% of the equity interests in Bluestem, or (d) a Parent Change of Control shall occur; provided, however, that actions taken to effect the Recombination and the Recombination itself shall not be deemed a Change of Control, and (ii) on and after the Recombination (a) Post-Recombination Parent shall fail to own, directly or indirectly, or fail to have voting control over 100% of the Voting Stock of Quest Parent, (b) Quest Parent shall fail to own, directly or indirectly, or fail to have voting control over 100% of the Voting Stock of MLP, (c) MLP shall fail to own, directly or indirectly, or fail to have voting control over 100% of the Voting Stock of Bluestem or (d) a Parent Change of Control shall occur.”
     “Consolidated Interest Charges means, for any period, for the MLP and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the MLP and its Subsidiaries in connection with Indebtedness (net of interest rate Swap Contract settlements (including capitalized interest) and net of any write-off of debt issuance costs), in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the MLP and
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.”
     “Facility means prior to the Third Amendment Effective Date, the revolving credit facility as described in and subject to the limitations set forth in Section 2.01, and on and after the Third Amendment Effective Date, the term loan credit facility under this Agreement.”
     “General Partner means Quest Midstream GP, LLC, a Delaware limited liability company, the sole general partner of the MLP prior to the Recombination, which in connection with the Recombination will be merged into Quest Midstream Acquisition, LLC and its general partner interest in the MLP will be cancelled.”
     “Guarantors means any Person and every present and future Subsidiary of the MLP and Bluestem, which undertakes to be liable for all or any part of the Obligations by execution of a Guaranty, or otherwise and after the Recombination will include Post-Recombination Parent and Quest Parent.”
     “Guaranty means a guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, including the any Subsidiary Guaranty, each in form and substance acceptable to the Administrative Agent, and after the Recombination will include the Post-Recombination Parent Guaranty and Quest Parent Guaranty.”
     “Letter of Credit Sublimit means an amount equal to $1,000,000.”
     “Loan Party means each of the MLP, Bluestem, each Guarantor (but excluding Post-Recombination Parent and Quest Parent), and each other entity that is an Affiliate of a Borrower that executes one or more Loan Documents (other than Post-Recombination Parent and Quest Parent).
     “Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the MLP and its Subsidiaries taken as a whole (and in addition, after the Recombination, of Post-Recombination Parent or Quest Parent); (b) a material adverse effect on the ability of any Borrower (and in addition, after the Recombination, of Post-Recombination Parent or Quest Parent) to perform its obligations under the Loan Documents to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any other Loan Party (and in addition, after the Recombination, Post-Recombination Parent or Quest Parent) of any Loan Documents.”
     “Maturity Date means the earliest to occur of (a) July 11, 2010 if the Recombination does not occur by July 10, 2010, (b) March 31, 2011 if the Recombination does occur by July 10, 2010 or (c) such earlier date as a result of any acceleration pursuant to Section 8.02(b).”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     “Parent Change of Control means (i) prior to the Recombination, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Quest Parent; provided, however, that a merger of Quest Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control if Quest Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity; provided, however, that actions taken to effect the Recombination and the Recombination itself shall not be deemed a Parent Change in Control, and (ii) on and after the Recombination, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Post-Recombination Parent; provided, however, that a merger of Post-Recombination Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control if Post-Recombination Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity; provided further, however, that in no event will the issuance of new equity by the Post-Recombination Parent result in a Parent Change of Control.”
     “Pro Rata Share means with respect to each Lender, at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of Revolving Loans of such Lender at such time and the denominator of which is the amount of aggregate Revolving Loans of all Lenders at such time.”
     “Quest Parent means Quest Resource Corporation, a Nevada corporation, which after the Recombination will be known as PostRock Resource Corporation.”
     “Quest Parent Credit Facility means that certain Second Amended and Restated Credit Agreement dated as of September 11, 2009 among Quest Parent, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, and Royal Bank of Canada, as lender, as amended from time to time.”
     “Quest Party means Quest Parent or any Subsidiary of Quest Parent, other than the General Partner, the MLP, Bluestem and their Subsidiaries and after the Recombination shall also mean Post-Recombination Parent or any Subsidiary of Post-Recombination Parent, other than the MLP, Bluestem and their respective Subsidiaries.”
     “Required Lenders means, as of any date of determination, Lenders having more than 66+2/3% of the Aggregate Revolving Commitment or, if the revolving commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated, Lenders holding in the aggregate more than 66+2/3% of the sum of the Outstanding Amount of all Revolving Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Lender for purposes of this definition); provided that the Revolving Commitment of, and the portion of the Outstanding Amount held or deemed held by, any Lender that has (a) failed to fund any portion of the Revolving Loans or participations in L/C Obligations required to be funded by it under this Agreement within one Business Day of the date required to be funded by it under this Agreement, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding shall be excluded for purposes of making a determination of Required Lenders.”
     “Revolving Commitment means, as to each Lender, its obligation to make Revolving Loans to a Borrower pursuant to Section 2.01 and to purchase participations in L/C Obligations pursuant to Section 2.14, in an aggregate principal amount at any one time outstanding not to exceed the amount stated beside such Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents); provided, that on and after the Third Amendment Effective Date the Revolving Commitment shall be reduced to $1,000,000 which may only be used to issue Letters of Credit.”
     “Revolving Loan means an extension of revolving credit by a Lender to a Borrower pursuant to Section 2.01 and on and after the Third Amendment Effective Date such Revolving Loan shall be automatically converted to a term loan and Revolving Loan shall mean and be a reference to such term loan.”
     “Revolving Note means a revolving promissory note of the Borrowers in substantially the form of Exhibit B, evidencing the joint and several obligation of the Borrowers to repay the Revolving Loans and all renewals and extensions of all or any part thereof and “Revolving Notes” collectively means all of such promissory notes and on and after the Third Amendment Effective Date each Revolving Note shall be automatically converted to a term note and Revolving Note shall mean and be a reference to such term note.”
     (b) The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:
     “Allocated G&A Expense means, for any particular period, the MLP’s Allocation Percentage of Post-Recombination Parent’s reasonable general and administrative expenses.”
     “Allocation Percentage means for each of MLP, QELP and Quest Parent, a fraction (expressed as a percentage, carried out to the second decimal place), the numerator of which is such Person’s reasonable allocated general and administrative expenses (with the method of allocation to be established as set forth on Exhibit E and to be reasonably acceptable to the Lenders) (which expenses will be allocated to such Person in a manner consistent with MLP’s, QELP’s and Quest Parent’s current practices)
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

and the denominator of which is the sum of all reasonable allocated general and administrative expenses for each of MLP, QELP and Quest Parent.”
     “Basis Points or “bps” means for one Basis Point, 1/100th of 1%.”
     “Cherokee” means Quest Cherokee, LLC, a Delaware limited liability company.”
     “Excluded Loan Party means Post-Recombination Parent and Quest Parent.”
     “Post-Recombination Parent means PostRock Energy Corporation, a Delaware corporation, formerly known as New Quest Holdings Corp., which will be the sole shareholder of Quest Parent after the Recombination.”
     “Post-Recombination Parent Guaranty means a Guaranty made by Post-Recombination Parent in favor of the Administrative Agent on behalf of the Lenders, in form and substance acceptable to the Administrative Agent, guaranteeing repayment of the Obligations, which Guaranty will be (i) pari passu with Post-Recombination Parent’s guarantee of all “Obligations” (as defined in the QELP First Lien Credit Agreement) and (ii) senior to Post-Recombination Parent’s guarantee of all “Obligations” (as defined in the QELP Second Lien Credit Agreement). Additionally, such Post-Recombination Parent Guaranty will include covenants, in form and substance acceptable to the Required Lenders, restricting the amount of Indebtedness that can be incurred by Post-Recombination Parent and limiting the granting of Liens by Post-Recombination Parent.”
     “Prime Rate means for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” Such rate is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.”
     “QELP means Quest Energy Partners, L.P., a Delaware limited partnership, which after the Recombination will be a Delaware limited liability company known as PostRock Energy, LLC.”
     “QELP First Lien Credit Agreement means that certain Amended and Restated Credit Agreement dated as of November 15, 2007 among Quest Parent, an initial co-borrower, Quest Cherokee, as borrower, QELP, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as documentation agent, and the lenders party thereto, as amended from time to time.”
     “QELP Second Lien Credit Agreement means that certain Second Lien Senior Term Loan Agreement dated as of July 11, 2008 among Quest Cherokee, LLC, as borrower, QELP, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, Société Générale, as documentation agent, and the lenders party thereto, as amended from time to time.”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     “QELPGP means Quest Energy GP, LLC, a Delaware limited liability company, and the sole general partner of QELP prior to the Recombination and pursuant to the Recombination Agreement will be merged into QELP and its general partner interest in QELP will be cancelled.”
     “QES means Quest Energy Service, LLC, a Delaware limited liability company.”
     “Quest Parent Guaranty means a Guaranty made by Quest Parent in favor of the Administrative Agent on behalf of the Lenders, in form and substance acceptable to the Administrative Agent, guaranteeing repayment of the Obligations, which Guaranty will be (i) pari passu with Quest Parent’s guarantee of all “Obligations” (as defined in the QELP First Lien Credit Agreement) and (ii) senior to Quest Parent’s guarantee of all “Obligations” (as defined in the QELP Second Lien Credit Agreement). Additionally, such Quest Parent Guaranty will include covenants, in form and substance acceptable to the Required Lenders, restricting the amount of Indebtedness that can be incurred by Quest Parent and limiting the granting of Liens by Quest Parent but specifically allowing any Indebtedness previously incurred by Quest Parent and any Liens previously granted by Quest Parent.”
     “Recombination means the transactions specified in the Recombination Agreement, pursuant to which the equity owners of Quest Parent, the MLP and QELP will exchange their equity in such entities for equity in PostRock Energy Corporation, a Delaware corporation, formerly known as New Quest Holdings Corp., a new holding company, which upon the closing of the Recombination will own, directly or indirectly, 100% of the equity in Quest Parent, the MLP and QELP.”
     “Recombination Agreement means that certain Agreement and Plan of Merger, dated as of July 2, 2009, among PostRock Energy Corporation, a Delaware corporation (formerly known as New Quest Holdings Corp.), Quest Parent, QELP, MLP, QELPGP, the General Partner, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC, as the same may be amended, modified or waived from time to time in accordance with Section 7.14, pursuant to which the Recombination will be consummated.”
     “Tax Sharing Agreement means that certain tax sharing agreement involving MLP, Bluestem or any of their Subsidiaries and any one or more of Post-Recombination Parent, Quest Parent and/or QELP and providing for an agreement among the parties relating to the allocation of, and payment of, federal income (and state income, franchise and severance) taxes.”
     “Transfer Payments by a Person means any payment for services or materials or payment for or on account of (i) costs or expenses directly incurred by Quest Parent or after the Recombination, by Quest Parent and/or Post-Recombination Parent, and (ii) of reimbursement of costs or expenses including in connection with any contractual arrangement, tax sharing arrangement, general and administrative overhead sharing arrangement or other agreement.”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     “Third Amendment Effective Date means December 17, 2009.”
     “Third Amendment to Amended and Restated Credit Agreement means that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 17, 2009, among the Borrowers, the Guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders.”
     “Well Completion Undertaking means a Well Completion Undertaking among QELP and Cherokee, on the one hand, and MLP and Bluestem, on the other hand, to be entered into prior to the first to occur of (i) QELP’s or Cherokee’s expending any Completion CapEx and (ii) January 31, 2010, pursuant to which QELP and Cherokee commit, on a well-by-well basis, to complete wells in accordance with the schedule set forth therein and MLP and Bluestem commit, on a well-by-well basis, to hook up each well completed so as to assure timely pipeline access for sale of gas from such well and which Well Completion Undertaking will provide that the Lenders are third party beneficiaries of such Well Completion Undertaking.”
     (c) The following definitions are deleted in Section 1.01 of the Credit Agreement and wherever else they may appear in the Agreement or any Loan Document:
     “Clean Down Period”
     “Distribution Equivalent Amount”
     “Increase Effective Date”
     “Maximum Funded Distribution Amount”
     “Quarterly MLP Distributions”
     “Working Capital/Distribution Loan”
     1.4 Section 1.05. Section 1.05 of the Credit Agreement is amended to read in its entirety as follows:
     “1.05 References to Agreements, Persons and Laws; Rules of Construction. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents). No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representatives drafted such provision.”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     1.5 Section 2.01. Section 2.01 of the Credit Agreement is amended to read in its entirety as follows:
     “2.01 Revolving Loans. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make revolving loans (each such revolving loan a “Revolving Loan”) to a Borrower from time to time on any Business Day during the period from the Restatement Date to the Third Amendment Effective Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of one or more Borrowings not to exceed, when aggregated with the Outstanding Amount of the L/C Obligations, such Lender’s Revolving Commitment. Prior to the Third Amendment Effective Date, such Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Third Amendment Effective Date; provided further that on and after the Third Amendment Effective Date all outstanding Revolving Loans shall be automatically converted to term loans and the Aggregate Revolving Commitment will be reduced to $1,000,000 which may only be used to issue Letters of Credit.”
     1.6 Section 2.02. Section 2.02 of the Credit Agreement is deleted in its entirety.
     1.7 Section 2.04(c). Section 2.04(c) of the Credit Agreement is amended to read in its entirety as follows:
     “(c) Mandatory Payments/Reductions. After the Third Amendment Effective Date, if for any reason the Outstanding Amount of L/C Obligations at any time exceeds $1,000,000, the Borrowers shall immediately Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.”
     1.8 Section 2.05. The first sentence of Section 2.05 of the Credit Agreement is amended to read in its entirety as follows:
     “After the Third Amendment Effective Date, the Borrowers may, upon notice to the Administrative Agent, terminate the ability to have Letters of Credit issued in an amount up to $1,000,000 or permanently reduce the aggregate amount of Letters of Credit that can be issued to an amount not less than the Outstanding Amount of the then existing L/C Obligations; provided that any such notice shall be received by the Administrative Agent not later than noon, three Business Days prior to the date of termination or reduction.”
     1.9 Section 2.08. Section 2.08 of the Credit Agreement is amended by deleting subsection (a) and adding a new subsection (c) thereto to read in its entirety as follows:
     “(a) Amendment Fee. On the Third Amendment Effective Date, each Lender shall have earned, in accordance with its Pro Rata Share, and the Borrowers irrevocably agree to pay to the Lenders an amendment fee equal to the greater of (i) the basis point fee being paid to lenders party to the QELP First Lien Credit Agreement in connection
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

with the amendment thereto of even date herewith and (ii) 50 bps of the Outstanding Amount of Revolving Loans on the Third Amendment Effective Date and after giving effect to the required payments on such date. The amendment fee will be fully earned and non-refundable on the Third Amendment Effective Date but shall not be payable until the Maturity Date; provided that such fee will be immediately due and payable upon the occurrence of an acceleration of the maturity of the Revolving Loans pursuant to Section 8.02(b).”
     1.10 Section 6.07(a). Section 6.07(a) of the Credit Agreement is amended to read in its entirety as follows:
     “6.07 Maintenance of Insurance. (a) Maintain with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is reasonably acceptable to the Administrative Agent and will (i) furnish to the Administrative Agent on each anniversary of the Restatement Date a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Administrative Agent is listed as mortgagee on property insurance (except as to properties owned by Quest Parent or a Subsidiary of Quest Parent (or after the Recombination, owned by Post-Recombination Parent) (in each case, other than the MLP and its Subsidiaries)) and the Administrative Agent and Lenders are additional insureds on liability insurance, and (ii) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrowers setting forth the nature and extent of all insurance maintained in accordance with this Section.”
     1.11 Section 6.12. Section 6.12 of the Credit Agreement is amended to read in its entirety as follows:
     “6.12 Use of Proceeds. Use proceeds of the Facility to (i) refinance (but not repay) the Indebtedness outstanding under the Original Credit Agreement, (ii) finance the Enbridge Acquisition and pay related fees and expenses; provided that on the Restatement Date after giving effect to clauses (i) and (ii) of this Section the Borrower must have a minimum of $15,000,000 in Revolving Loan availability, (iii) finance general partnership purposes of the MLP and its Subsidiaries and finance general company purposes of Bluestem and its Subsidiaries, (iv) finance Capital Expenditures and finance Permitted Acquisitions (in addition to the Enbridge Acquisition) by the Borrowers and their respective Subsidiaries of Persons or assets subject to compliance with this Agreement, including Sections 7.02 and 7.10, (v) issue Letters of Credit, (vi) finance working capital, and (vi) pay fees, costs and expenses owed pursuant to this Agreement.”
     1.12 Section 6.14. Section 6.14 of the Credit Agreement is amended by adding the following sentence at the end thereof as follows:
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

“Simultaneously with the closing of the Recombination, the Borrowers will (y) cause Post-Recombination Parent to execute and deliver to the Administrative Agent the Post-Recombination Parent Guaranty and (z) cause Quest Parent to execute and deliver to the Administrative Agent the Quest Parent Guaranty. Additionally, contemporaneously with the delivery of the Post-Recombination Parent Guaranty and Quest Parent Guaranty, Borrowers will cause to be delivered to the Lenders legal opinions, consistent with prior legal opinions rendered by counsel for the Borrowers relating to Guaranties, covering the due authorization, execution and delivery of such Guaranties and that such Guaranties constitute legal, valid and binding obligations of the respective Guarantor, enforceable in accordance with their terms, subject to normal and customary qualifications.”
     1.13 Section 6.15(a). Section 6.15(a) of the Credit Agreement is amended by adding the following sentence at the end thereof as follows:
“In addition, within ten (10) days after the Recombination has been consummated, the Borrowers will cause Quest Parent to pledge 100% of the limited liability company interest in the MLP owned by it as Collateral to secure the Obligations. As of the Third Amendment Effective Date, Borrowers shall cause Quest Parent to have entered into an amendment to the Quest Parent Credit Facility which will ensure that upon the Recombination the lenders under the Quest Parent Credit Facility will release any Lien they may have on the limited liability company interest in the MLP owned by Quest Parent so that Quest Parent may make the pledge described in this Section.”
     1.14 Section 6.15(b). Section 6.15(b) of the Credit Agreement is amended in its entirety to read as follows:
     “(b) In connection with the actions required pursuant to the foregoing subsection (a), the MLP and Bluestem shall cause each of their Subsidiaries (and after the Recombination, Quest Parent) to execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, and other documents, and shall use commercially reasonable efforts to obtain third party consents, as shall be reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.”
1.15	Section 6.16. Section 6.16 of the Credit Agreement is deleted in its entirety.
     1.16 Section 7.01(v). Section 7.01(v) of the Credit Agreement is amended to read in its entirety as follows:
     “(v) a Lien arising solely by virtue of Bluestem cash collateralizing that certain $200,000 letter of credit No. NZS564785 issued for the account of Bluestem by Wells Fargo Bank, N.A. dated February 15, 2006 for the benefit of Victore Insurance Company, together with other Liens rising out of the cash collateralization of letter of credit reimbursement obligations permitted under Section 7.04(k).”
     1.17 Section 7.04. Section 7.04 of the Credit Agreement is amended by adding the following new Section 7.04(k) immediately prior to the unnumbered clause at the end of Section 7.04:
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     “(k) reimbursement obligations under letters of credit issued for any Loan Party; provided the aggregate amount of such reimbursement obligations in connection with such letters of credit shall not exceed $250,000.00 at any time.”
     1.18 Section 7.06. The introductory clause of Section 7.06 of the Credit Agreement is amended in its entirety to read as follows:
     “7.06 Fundamental Changes. Except in connection with the Recombination and as contemplated by the Recombination Agreement, merge or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; except that, so long as no Default or Event of Default exists or would result therefrom:”
     1.19 Section 7.08. Section 7.08 of the Credit Agreement is amended to read in its entirety as follows:
     “7.08 Transfer Payments; Restricted Payments; Distributions and Redemptions. (a) Prior to the closing of the Recombination, declare or make, directly or indirectly, any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) each Subsidiary may make Transfer Payments and Restricted Payments to the Borrowers and to Wholly-Owned Subsidiaries of the Borrowers, (ii) Bluestem may make Transfer Payments to MLP, (iii) MLP and Bluestem may make payments to Quest Parent (I) for direct costs and expenses incurred by Quest Parent on behalf of MLP and Bluestem and (ii) in reimbursement of costs associated with overhead and corporate expenses allocated to MLP on a reasonable basis (with the method of allocation of overhead and corporate expenses to be established prior to closing the Third Amendment to Credit Agreement and to be reasonably acceptable to the Lenders) and (iv) MLP may make Transfer Payments and Restricted Payments to Quest Parent in an amount equal to MLP’s consolidated income tax liability (with the method of allocation of income tax obligations to be as set forth on Exhibit F and to be reasonably acceptable to the Lenders).
     (b) After the Recombination none of the Borrowers or any of their respective Subsidiaries shall, directly or indirectly, declare or make any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) each Subsidiary may make Transfer Payments and Restricted Payments to the Borrowers and to Wholly-Owned Subsidiaries of the Borrowers, (ii) MLP and Bluestem may make Transfer Payments to Post-Recombination Parent for direct costs and expenses incurred by Post-Recombination Parent on their behalf, (iii) Transfer Payments by Bluestem to MLP, (iv) MLP and Bluestem may make Transfer Payments and Restricted Payments to Post-Recombination Parent in an amount equal to the MLP’s Allocation Percentage of Allocated G&A, and (v) MLP may make Transfer Payments and Restricted Payments to Post-Recombination Parent in an amount equal to MLP’s consolidated income tax liability (with the method of allocation of income tax obligations to be as set forth on Exhibit F and to be reasonably acceptable to the Lenders).”
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     1.20 Section 7.10. Section 7.10 of the Credit Agreement is amended by designating the existing provision thereof as subsection (a) and adding a new subsection (b) to read in its entirety as follows:
     “(b) The Borrowers shall not make Capital Expenditures for the 2010 fiscal year in excess of $14,000,000 and shall not make Capital Expenditures for the first quarter of 2011 in excess of $4,000,000; provided, however, that such amount shall be increased by the amount of the net cash proceeds received after the Third Amendment Effective Date from any and all contributions of capital to, or private or public sales of equity securities (including debt convertible into equity) in, either of the Borrowers. ”
     1.21 Section 7.11. Section 7.11 of the Credit Agreement is amended to read in its entirety as follows:
     “7.11 Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions between or among the MLP, Bluestem and Wholly-Owned Subsidiaries not involving any other Affiliate, (ii) any Transfer Payments and Restricted Payments permitted by Section 7.08, (iii) transactions pursuant to the Material Agreements, the Partnership Agreement (MLP), the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of December 22, 2006, and (iv) in the ordinary course of business at prices and on terms and conditions not less favorable to the MLP, Bluestem or such Subsidiary, as applicable, than could be obtained on an arm’s length basis from unrelated third parties and (iv) after the Recombination, payments to Post-Recombination Parent in an amount equal to the MLP’s Allocation Percentage of Allocated G&A, (v) after the Recombination, payments to Post-Recombination Parent in an amount equal to the taxes allocated to MLP pursuant to the Tax Sharing Agreement.”
     1.22 Section 7.14. Section 7.14 of the Credit Agreement is amended to read in its entirety as follows:
     “7.14 Material Agreements. Except in connection with the Recombination and as contemplated by the Recombination Agreement, permit (a) any amendment to any Borrower Organization Document, the Recombination Agreement or any Material Agreement, if such amendment could reasonably be expected to (y) have a Material Adverse Effect on the ability of any Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party or (z) otherwise materially adversely affect the Lenders, or (b) any assignment of any Material Agreement if such assignment could reasonably be expected to materially adversely affect the Lenders or have a Material Adverse Effect on the ability of any Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party.”
     1.23 Section 7.15. Section 7.15(a) and (b) of the Credit Agreement is amended to read in its entirety as follows:
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     “(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007 to be less than 2.50 to 1.00 for any fiscal quarter ending on or before December 31, 2008, increasing to 2.75 to 1.00 for each fiscal quarter end thereafter, except for the fiscal quarter ending March 31, 2010, for which the Interest Coverage Ratio will be decreased to 2.50 to 1.00, but thereafter the Interest Coverage Ratio shall be increased to 2.75 to 1.00 for each fiscal quarter-end thereafter commencing with the fiscal quarter ending June 30, 2010.
     (b) Total Leverage Ratio. Permit the Total Leverage Ratio on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007 and ending with the fiscal quarter ending December 31, 2008, to be greater than 5.00 to 1.00, decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter, except for the fiscal quarter ending March 31, 2010 for which the Total Leverage Ratio will be increased to 5.00 to 1.00, but thereafter the Total Leverage Ratio shall be decreased to 4.50 to 1.00 for each fiscal quarter-end thereafter commencing with the fiscal quarter ending June 30, 2010.”
     1.24 Section 8.01(j). Section 8.01(j) of the Credit Agreement is amended to read in its entirety as follows:
     “(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Revolving Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party (or after the Recombination, any Excluded Loan Party) denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral Documents of any Subsidiary (other than Bluestem) that is Disposed of by a Borrower in accordance with the provisions of this Agreement; or”
     1.25 Section 8.01(n). Section 8.01(n) of the Credit Agreement is amended to read in its entirety as follows:
     “(n) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party (or after the Recombination, any Excluded Loan Party) or any Loan Party (or after the Recombination, any Excluded Loan Party) shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than as permitted herein or in any Collateral Document) cease to be a perfected and first priority security interest subject to Permitted Liens; provided, however, that the foregoing shall not apply to the Guaranty and other Collateral
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Documents of any Subsidiary (other than Bluestem) that is Disposed of by a Borrower in accordance with the provisions of this Agreement.”
     1.26 Section 10.01(a)(v). Section 10.01(a)(v) of the Credit Agreement is amended to read in its entirety as follows:
     “(v) change the Pro Rata Share of any Lender;”
     1.27 Exhibit C-Compliance Certificate. Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended in its entirety by Supplemental Exhibit C attached as Supplemental Exhibit C to this Third Amendment. Any references in the Credit Agreement to Exhibit C shall be deemed to refer to Supplemental Exhibit C from and after the Third Amendment Effective Date.
     1.28 Exhibit E-Methodology for Determining Allocated G&A Expense. Exhibit E (Methodology for Determining Allocated G&A Expense) attached to the Fifth Amendment is hereby made Exhibit E to the Credit Agreement for all purposes.
     1.29 Exhibit F-Methodology for Determining Allocated Taxes. Exhibit F (Methodology for Determining Allocated Taxes) attached to the Fifth Amendment is hereby made Exhibit F to the Credit Agreement for all purposes.
     Paragraph 2. Effective Date. This Third Amendment shall not become effective until the date (such date, the “Third Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:
     (a) this Third Amendment, executed by the Borrowers, the Guarantors, the Administrative and the Required Lenders;
     (b) reduction of the Outstanding Amount of Revolving Loans of $3,000,000 to be paid to the Lenders in accordance with their Pro Rata Shares;
     (c) fees and expenses required to be paid pursuant to Paragraph 5 of this Third Amendment, to the extent invoiced prior to the Third Amendment Effective Date;
     (d) contemporaneous closing of the Fifth Amendment to the QELP First Lien Credit Agreement;
     (e) contemporaneous closing of the Eighth Amendment to the QELP Second Lien Credit Agreement;
     (f) contemporaneous closing of the Second Amendment to the Second Amended and Restated Credit Agreement among Quest Parent, Royal Bank of Canada, as administrative agent and collateral agent, and Royal Bank of Canada, as lender;
     (g) all documentation relating to the Third Amendment shall be satisfactory to the Lenders, as evidenced by their execution and delivery to the Administrative Agent of a signed signature page to this Third Amendment; and
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     (h) such other assurances, certificates, documents and consents as the Administrative Agent may require.
     Paragraph 3. Acknowledgment and Ratification. The Borrowers and the Guarantors each (i) consent to the agreements in this Third Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Third Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrowers or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.
     Paragraph 4. Representations. The Borrowers and the Guarantors each represent and warrant to the Administrative Agent and the Lenders that as of the Third Amendment Effective Date and after giving effect to the waivers and amendments set forth in this Third Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.
     Paragraph 5. Expenses. The Borrowers shall pay on demand all reasonable costs, fees, and expenses paid or incurred incident to this Third Amendment and preceding amendments including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Third Amendment (and such prior amendments) and any related documents, filing and recording costs and financial advisory advice provided to one or more of the Lenders including (i) all reasonable costs, fees, and expenses of the Administrative Agent, including fees of its legal counsel, Thompson & Knight LLP, and its financial advisor, Zolfo Cooper LLC, (ii) all reasonable costs, fees, and expenses of special counsel to the Lenders, Paul, Hastings, Janofsky & Walker LLP, and (iii) all reasonable costs, fees, and expenses of the Lenders’ financial advisor, FTI Consulting.
     The Borrowers further acknowledge that they have funded $100,000 to FTI Consulting, as financial advisor to the Lenders. Borrowers acknowledge that such payment, together with any other payments previously made by Borrowers for financial or legal advisors to any Lender, are for work to be performed and are not maximum amounts or limits to the Borrowers’ obligations to reimburse Lenders for such costs and expenses pursuant to Section 10.04 of the Credit Agreement (unless specifically so limited or capped in any written engagement agreement with such financial or legal advisor). Borrowers further acknowledge and reconfirm their obligation under Section 10.04 to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Third Amendment, the Credit Agreement or the other Loan Documents. Borrowers agree and acknowledge that the foregoing costs and expenses have been and will be incurred in connection with a workout and restructuring of the Obligations under the Credit Agreement.
     Paragraph 6. Miscellaneous.
     (a) This Third Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Third Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Third Amendment will be construed,
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

and its performance enforced, under New York law and applicable federal law, (iv) if any part of this Third Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (v) this Third Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.
     Paragraph 7. Entire Agreement. This Third Amendment represents the final agreement between the parties about the subject matter of this Third Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Paragraph 8. Parties. This Third Amendment binds and inures to the benefit of the Borrowers, the Guarantors, the Administrative Agent, the Collateral Agent, the Lenders, and their respective successors and assigns.
     Paragraph 9. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Third Amendment.
     Paragraph 10. Release. As additional consideration for the execution, delivery and performance of this Third Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Third Amendment, the Borrowers warrant and represent to the Administrative Agent, the Collateral Agent and the Lenders that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender or any defense to (i) the payment of Obligations under the Revolving Notes and/or the Loan Documents, or (ii) the performance of any of their obligations with respect to the Revolving Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrowers unconditionally and irrevocably hereby RELEASE, RELINQUISH and forever DISCHARGE Administrative Agent, the Collateral Agent and the Lenders, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrowers may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     Paragraph 11. Effectiveness of Facsimile Documents and Signatures. This Third Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     The parties hereto have executed this Third Amendment in multiple counterparts to be effective as of the Third Amendment Effective Date.
Remainder of Page Intentionally Blank
Signature Pages to Follow.
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the Third Amendment Effective Date.

BORROWERS:

QUEST MIDSTREAM PARTNERS, L.P.,
as a Borrower

By:	QUEST MIDSTREAM GP, LLC,
its General Partner

	By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer

BLUESTEM PIPELINE, LLC,
as a Borrower

By:	QUEST MIDSTREAM PARTNERS, L.P.,
its Sole Member

By:	QUEST MIDSTREAM GP, LLC,
its General Partner

	By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 1

GUARANTORS:

QUEST TRANSMISSION COMPANY, LLC,		QUEST KANSAS GENERAL PARTNER, L.L.C.
a Delaware limited liability company, as Guarantor		a Delaware limited liability company, as Guarantor

By:	/s/ David Lawler	By:	Quest Midstream Partners, L.P.,

	David Lawler		a Delaware limited partnership,
	President		its Sole Member

		By:	Quest Midstream GP, LLC,
a Delaware limited liability company, its General Partner

			By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 2

QUEST KANSAS PIPELINE, L.L.C.,
a Delaware limited liability company,
as Guarantor

By:	Quest Midstream Partners, L.P.,
a Delaware limited partnership, its Sole Member

	By:	Quest Midstream GP, LLC,
a Delaware limited liability company, its General Partner

		By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer

QUEST PIPELINE (KPC),
a Kansas general partnership, as Guarantor

By:	Quest Kansas General Partner, L.L.C.,
a Delaware limited liability company, a general partner

	By:	Quest Midstream Partners, L.P.,
a Delaware limited partnership, its Sole Member

		By:	Quest Midstream GP, LLC,
a Delaware limited liability company, its General Partner

			By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer

By:	Quest Kansas Pipeline, L.L.C.,
a Delaware limited liability company,
a general partner

	By:	Quest Midstream Partners, L.P.,
a Delaware limited partnership,
its Sole Member

		By:	Quest Midstream GP, LLC,
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 3

a Delaware limited liability company, its General Partner

By:	/s/ David Lawler

David Lawler,
President and Chief Executive Officer
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 4

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

	By:	/s/ Susan Khokher

	Name:	Susan Khokher
	Title:	Manager, Agency
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 5

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	L/C ISSUER AND LENDER:

ROYAL BANK OF CANADA, as a Lender and L/C Issuer

	By:	/s/ Leslie P. Vowell

Leslie P. Vowell
Attorney-in-Fact
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 6

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	COMERICA BANK,
as a Lender

	By:	/s/ Mark Fuqua

	Name:	Mark Fuqua
	Title:	Senior Vice President
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 7

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Saqib Khawaja

	Name:	Saqib Khawaja
	Title:	Vice President
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 8

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	GUARANTY BANK, FSB, as a Lender

	By:	/s/ Dorothy Marchand

	Name:	Dorothy Marchand
	Title:	Senior Vice President of Compass Bank, as successor in interest to Guaranty Bank FSB
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 9

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	SUNTRUST BANK, N.A., as a Lender

	By:	/s/ Janet R. Naifeh

	Name:	Janet R. Naifeh
	Title:	Senior Vice President
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 10

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	BANK OF OKLAHOMA, N.A., as a Lender

	By:	/s/ Mike Weatherholt

	Name:	Mike Weatherholt
	Title:	Assistant Vice President
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 11

AGREED TO AS OF THE THIRD
AMENDMENT EFFECTIVE DATE:	FORTIS CAPITAL CORP., as a Lender

	By:	/s/ Harry T. Nullet

	Name:	Harry T. Nullet
	Title:	Director

	By:	/s/ John W. Benton

	Name:	John W. Benton
	Title:	Senior Managing Director
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Signature Page 12

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
(Pursuant to Section 6.02 of the Agreement)
Financial Statement Date:                     , ____
To: Royal Bank of Canada, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 1, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Quest Midstream Partners, L.P., a Delaware limited partnership (the “MLP”), Bluestem Pipeline, LLC, a Delaware limited liability company (“Bluestem”, collectively the MLP and Bluestem called the “Borrowers”), the Lenders from time to time party thereto, and Royal Bank of Canada, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreement.
     The undersigned Responsible Officers hereby certify as of the date hereof that they are the                                          [of the General Partner]1 of the MLP, which is the sole member of Bluestem, and that, as such, they are authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the MLP and Bluestem, and that:
     [Use the following for fiscal year-end financial statements]
     Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section; and
     [Use the following for fiscal quarter-end financial statements]
     Attached hereto as Schedule 1 are, the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Agreement for the fiscal quarter of the MLP ended as of the above date and the portion of the MLP’s fiscal year then ended, together with a certificate of a Responsible Officer of the MLP stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     [Use the following for both fiscal year-end and quarter-end financial statements]

[1]	Delete after closing of the Recombination.
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Supplemental Exhibit C Page 1

     1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.
     2. A review of the activities of the MLP and Bluestem during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and Bluestem performed and observed all their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):
     3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of                     ,                     .

BLUESTEM PIPELINE, LLC,		QUEST MIDSTREAM PARTNERS, L.P.,
a Delaware limited liability company, as Borrower		a Delaware limited partnership, as Borrower

By	QUEST MIDSTREAM PARTNERS, L.P.,	By	QUEST MIDSTREAM GP, LLC, its
	its Sole Member		General Partner

By	QUEST MIDSTREAM GP, LLC, its		By:
	General Partner		Name:
Title
By:
Name:
Title:
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Supplemental Exhibit C Page 2

Schedule 1
Financial Statements
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Supplemental Exhibit C Page 3

For the Quarter/Year ended
                                         (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.15(a) — Interest Coverage Ratio.

A.	Adjusted Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA” and “Adjusted Consolidated EBITDA”):
	1.	Consolidated EBITDA for Subject Period (prior to pro forma adjustments for Permitted Acquisitions pursuant to Section 7.15(d)) and Material Projects pursuant to Section 7.15(e)):	$
	2.	Pro forma adjustments to EBITDA for Permitted Acquisitions during the Subject Period (Section 7.15(d)), giving effect to such Permitted Acquisitions on a pro forma basis for the Subject Period as if such Permitted Acquisitions occurred on the first day of the Subject Period:	$
	3.	Pro forma adjustments to EBITDA for Material Projects during the Subject Period (Section 7.15(e)), giving effect to the Material Project Consolidated EBITDA Adjustments for the Subject Period:	$
	4.	Consolidated EBITDA including pro forma adjustments for Permitted Acquisitions and Material Projects (Lines I.A.1 +I.A.2 + I.A.3):	$
	5.	Deleted	$
	6.	Adjusted Consolidated EBITDA (Lines I.A.4 + I.A.5)	$

B.		Consolidated Interest Charges for the Subject Period
	1.	Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date:	$
	2.	Pro forma adjustment for Consolidated Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.15(d)):	$
	3.	Consolidated Interest Charges including pro forma adjustments for Permitted Acquisitions (Lines I.B.1 + I.B.2):	$

C.		Interest Coverage Ratio
	1.	Adjusted Consolidated EBITDA adjusted for Permitted Acquisitions and Material Projects (Line I.A.6):	$
	2.	Consolidated Interest Charges adjusted for Permitted Acquisitions (Line I.B.3):	$
	3.	Imputed interest charges on Synthetic Lease Obligations of the MLP and its Subsidiaries for the Subject Period:	$
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Supplemental Exhibit C Page 4

	4.	Interest Coverage Ratio: (Line I.C.1) divided by (Lines I.C.2 + I.C.3):	___ to 1.0
		Minimum required: 2.50 to 1.00 for any fiscal quarter-end on or prior to December 31, 2008, increasing to 2.75 to 1.00 for each fiscal quarter-end thereafter.	Yes/No
II. Section 7.15(b) – Total Leverage Ratio.
A.	Cash Adjusted Consolidated Funded Debt
	1.	Consolidated Funded Debt on Statement Date (borrowed money Indebtedness, letter of credit reimbursement obligations, Capital Leases, Synthetic Leases, Guaranty Obligations)	$
	2.	Cash of MLP and its Subsidiaries deposited with Administrative Agent (or another approved financial institution) subject to control agreement or otherwise pledged	$
	3.	Line II.A.1 minus II.A.2	$

B.	Adjusted Consolidated EBITDA
	1.	Adjusted Consolidated EBITDA (including pro forma adjustments for Permitted Acquisitions and Material Projects) (Line I.A.6 above)	$
	2.	Total Leverage Ratio: (Line II.A.3) divided by (Line II.B.1):	___ to 1.0
	3.	Is the Total Leverage Ratio less than 5.00 to 1.0 for any fiscal quarter-end on or prior to December 31, 2008, decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter (other than the fiscal quarter-ended March 31, 2010, which shall be 5.0 to 1.00)	Yes/No
Third Amendment to
Bluestem Pipeline Amended and
Restated Credit Agreement

Supplemental Exhibit C Page 5

EXHIBIT E
METHODOLOGY FOR DETERMINING ALLOCATED G&A EXPENSE

QUEST RESOURCE CORPORATION
QUEST ENERGY PARTNERS, L.P.
QUEST MIDSTREAM PARTNERS, L.P.

Shared G&A Services Allocation

November 2009

Shared G&A Services Allocation Shared G&A Services Allocation November 2009

2010 Shared Services Allocation Procedure . G&A is composed of two categories: . Third-party services that are performed on behalf of and directly billed to individual Quest entities (QRCP, QELP, & QMLP) . Shared services billed through Quest Energy Services (QES) . d S (QES) . QES shared services are composed of two components: . Directly allocable expenses, such as: — Expenses incurred by a QES employee performing a discreet project for a single Quest entity (for example, airfare for a trip to visit a Quest Midstream only customer) . Shared services costs, such as: — Salaries of QES employees that perform services for the benefit of multiple Quest entities — Shared overhead of QES employees (for example, rent/utilities of office space) . Shared services employee compensation allocations are updated monthly by each QES employee. Shared services overhead costs are allocated based on a compensation-weighted time allocation of all QES employees that is updated on a monthly basis . . The forecasted 2010 G&A budget, reflected in the projections, assumes a 12/31/09 recombination. Therefore, continued professional fees as a result of the now-forecasted 1st quarter 2010 recombination are not reflected in the current budget (1)

Allocation Mechanics Example 1 — A/P and Purchasing 1) QES Accounts Payable (A/P) employees perform services for each individual Quest entity as well as for the shared services entity (QES) 2) On a monthly basis, each A/P employee allocates the amount of their time they anticipate working on projects related to each Quest entity identified in Figure 1 below related to each Quest entity identified in Figure 1 below 3) Non-QES time allocations are grossed up to 100% (for use in compensation-weighted QES time allocation — see step 4) 4) Final monthly time of A/P employees for QES allocation is calculated, as sum of Fi 1 N b 2009 Q t A/P & P hi C All W k ht A. Direct allocation of non-QES overhead B. Allocation of QES overhead based on overall compensation-weighted monthly time allocation of all QES employees, which is calculated per the 100%-gross up of direct time allocation (per step 3) Figure 1: November 2009 Quest A/P & Purchasing Compensation Allocation Worksheet Employee QMLP QELP QRCP QES Name BSP + KPC Cherokee Appalachia Appalachia Other Overhead QMP QELP QRCP QMLP QELP QRCP QMLP QELP QRCP Employee 1 (Manager) Employee’s Time Allocation % to: Final Employee’s Time Spent on the Following: Employee’s Time Allocation % to: Convert Non-OKC to 100% for QES Calc 2 3 41 py ( g ) Employee 1 10% 45% 40% 0% 2% 3% 10% 85% 2% 10% 88% 2% 11% 87% 3% Employee 2 20% 35% 5% 5% 18% 17% 20% 40% 23% 24% 48% 28% 24% 50% 26% Employee 3 20% 50% 10% 10% 5% 5% 20% 60% 15% 21% 63% 16% 21% 63% 16% Employee 4 20% 40% 10% 10% 10% 10% 20% 50% 20% 22% 56% 22% 23% 56% 22% Employee 5 30% 40% 10% 10% 5% 5% 30% 50% 15% 32% 53% 16% 31% 53% 16% Employee 6 65% 5% 0% 25% 2% 3% 65% 5% 27% 67% 5% 28% 66% 7% 28% Employee 7 25% 25% 13% 13% 13% 12% 25% 38% 26% 28% 43% 29% 28% 44% 28% Compensation-Weighted Monthly Time Allocation Average (Excluding Co. 14) 25% 58% 17% 4A 4B (2)

Allocation Mechanics Example 2 — Management Team . Compensation of Quest management team and executive support staff are currently allocated 45%/45%/10% between QMLP, QELP, and QRCP respectively. Since mid-year 20092009, management efforts have been focused on recombination Per section 8.12 of the Merger Agreement executed July 2, 2009, “all costs and expenses incurred by the parties to this Agreement in connection with this Agreement and the transaction contemplated hereby shall be paid on the basis of 10% by QRCP,, 45% by QELP and 45% by QMLP” . After recombination is completed or is no longer being pursued, time allocations will be adjusted as needed at direction of individual employees on a monthly basis Final Employee’s Time Name Allocation %to: Last QMLP QELP QRCP President & CEO Employee 1 Employee 1 45% 45% 10% 45% 45% 10% Employee 2 45% 45% 10% Employee 3 45% 45% 10% Employee 4 45% 45% 10% Employee 5 45% 45% 10% Employee 6 45% 45% 10% Employee 7 45% 45% 10% 7 45% 45% 10% Employee 8 45% 45% 10% (3)

EXHIBIT F
METHODOLOGY FOR DETERMINING ALLOCATED TAXES
OUTLINE OF TERMS OF TAX SHARING AGREEMENT
     1. Overview. The Tax Sharing Agreement will provide for the allocation and sharing of income taxes among PostRock Energy Corporation (“Parent”), Quest Energy Partners, LLC and its subsidiaries (collectively, “QELLC”), Quest Midstream Partners, LLC and its subsidiaries (collectively “QMLLC”), and Quest Resource Corporation and its subsidiaries other than QMLLC and QELLC (collectively, “QRC”), for taxable periods beginning on or after the date of the recombination (“Tax Periods”).
     2. Allocation and Sharing of U.S. Federal Income Taxes. For each Tax Period, Parent will file a consolidated U.S. federal income tax return which includes the income, gains, losses, deductions, and credits (“Tax Items”) of each of QRC, QELLC, and QMLLC for such Tax Period. Each of QRC, QELLC, and QMLLC will pay its respective allocable share of U.S. federal income taxes to Parent for each Tax Period. Such allocable share shall equal the amount of U.S. federal income tax that would have been owed to the IRS for such Tax Period by QRC, QELLC, or QMLLC, as the case may be, determined as if such entity were a C corporation that filed its own separate corporate return for U.S. federal income tax purposes and by taking into account (i) Tax Items generated by such entity during such Tax Period which are includible on Parent’s consolidated federal income tax return and (ii) any net operating losses, net capital losses, or tax credits generated by such entity in any other Tax Periods (excluding taxable periods ending on or prior to the date of the recombination) which could have been carried forward to such Tax Period if such entity were a C corporation that filed its own separate corporate return (and elected to waive any carryback of any such losses or credits) for U.S. federal income tax purposes for each Tax Period.
     3. Allocation and Sharing of State Income Taxes. In those states where QRC, QELLC, or QMLLC are included in a combined, unitary or consolidated return filed by Parent, QRC’s, QELLC’s, or QMLLC’s respective shares of any such state income taxes payable to Parent shall be determined in a manner similar to that described in the preceding paragraph, but by applying applicable state tax law (rather than federal tax law) in determining the amount of Tax Items and net operating loss, tax credit or other tax attribute carryovers.
     4. Payment of Tax Sharing Amounts. Any tax sharing amounts, including estimated taxes, payable by QRC, QELLC, or QMLLC for a Tax Period under the foregoing provisions shall be paid to Parent no later than 5 days prior to the date that such taxes are due and payable by Parent to the applicable taxing authority. In cases where estimated or interim tax payments are made to Parent for a Tax Period, QRC’s, QELLC’s, and QMLLC’s respective shares of the estimated or interim tax payments shall be determined in a manner similar to that described in the preceding paragraphs (but shall be based on estimates for the portions of the Tax Period covered by the estimated or interim tax payment).
     5. Tax Adjustments. If any adjustment is subsequently made to the Tax Items of QRC, QELLC, or QMLLC pursuant to an original or amended return, refund claim, audit adjustment or administrative or judicial decision, QRC’s, QELLC’s, and QMLLC’s respective allocable shares of tax liability shall be readjusted accordingly and any payments required to conform to such adjustment shall be made to or by Parent.

Exhibit F Page 1